                                                                   EXHIBIT 10.26





                               ALLIANCE AGREEMENT

                                      AMONG

                                 TUBOSCOPE INC.,

                      TUBOSCOPE VETCO INTERNATIONAL, INC.,

                            NEWPARK RESOURCES, INC.,

                        NEWPARK DRILLING FLUIDS, L.L.C.,

                                       AND

                     NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

                                February 3, 2000

                                TABLE OF CONTENTS


1.       Definitions..............................................................................................1


2.       Waste Services...........................................................................................3

         (a)      Waste Services Relationship.....................................................................3
         (b)      Pricing.........................................................................................3
         (c)      Representations and Covenants of the Tuboscope Parties..........................................4
         (d)      Existing Bids and Contracts.....................................................................5

3.       Brandt Energy Environmental, L.P.........................................................................5

         (a)      Acknowledgement by the Newpark Parties..........................................................5
         (b)      Covenants by the Tuboscope Parties..............................................................5
         (c)      Right of First Refusal..........................................................................5
         (d)      Purchase Option.................................................................................6

4.       Solids Control Services..................................................................................8

         (a)      Solids Control Relationship.....................................................................8
         (b)      Pricing.........................................................................................8
         (c)      Representations and Covenants of the Newpark Parties............................................9
         (d)      Canadian Market................................................................................10
         (e)      Existing Bids and Contracts....................................................................10

5.       Term and Termination....................................................................................10

         (a)      Term...........................................................................................10
         (b)      Termination by Mutual Consent..................................................................10
         (c)      Termination by Tuboscope.......................................................................10
         (d)      Termination by Newpark.........................................................................11
         (e)      Effect of Termination..........................................................................11
         (f)      Survival of Certain Provisions.................................................................11

6.       Indemnification.........................................................................................11

         (a)      Indemnification by the Tuboscope Parties.......................................................11
         (b)      Indemnification by the Newpark Parties.........................................................11

7.       Insurance...............................................................................................11

         (a)      Tuboscope Parties..............................................................................11
         (b)      Newpark Parties................................................................................11

8.       Miscellaneous...........................................................................................12

         (a)      Payment Terms..................................................................................12
         (b)      Press Releases and Public Announcements........................................................12
         (c)      Confidentiality................................................................................12
         (d)      No Agency......................................................................................13
         (e)      Force Majeure..................................................................................13
         (f)      No Third-Party Beneficiaries...................................................................13
         (g)      Entire Agreement...............................................................................13
         (h)      Succession and Assignment......................................................................13



                                       i

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
         (i)      Counterparts...................................................................................14
         (j)      Headings.......................................................................................14
         (k)      Notices........................................................................................14
         (l)      Governing Law..................................................................................15
         (m)      Amendments and Waivers.........................................................................15
         (n)      Severability...................................................................................15
         (o)      Expenses.......................................................................................15
         (p)      Construction...................................................................................15
         (q)      Submission to Jurisdiction.....................................................................15
         (r)      Remedies Not Exclusive.........................................................................15


Exhibit A-Alliance Price Sheet

                               ALLIANCE AGREEMENT

                  This Alliance Agreement is entered into as of February 3, 2000, by and among Tuboscope Inc., a Delaware corporation ("Tuboscope"), and Tuboscope Vetco International, Inc., a Texas Corporation ("TVI", and collectively with Tuboscope, the "Tuboscope Parties"), on the one hand, and Newpark Resources, Inc., a Delaware corporation ("Newpark"), Newpark Drilling Fluids, L.L.C., a Texas limited liability company ("NDF"), and Newpark Environmental Services, L.L.C., a Louisiana limited liability company ("NES", and together with Newpark and NDF, the "Newpark Parties"), on the other hand. Tuboscope, TVI, Newpark, NDF and NES are referred to collectively herein as the "Parties" and individually a "Party."

                                    RECITALS

                  WHEREAS, both the Tuboscope Parties and the Newpark Parties conduct or have conducted oilfield solids control operations and oilfield waste services operations in the United States;

                  WHEREAS, the Tuboscope Parties desire to discontinue their oilfield waste services operations in the Gulf Coast Market (as defined herein);

                  WHEREAS, the Newpark Parties desire to discontinue their oilfield solids control operations in the United States Market (as defined herein);

                  WHEREAS, the Tuboscope Parties and the Newpark Parties desire to establish a relationship by which (i) the Newpark Parties are the exclusive providers of oilfield waste services to the Tuboscope Parties in the Gulf Coast Market and (ii) the Tuboscope Parties are the exclusive providers of solids control services to the Newpark Parties in the United States Market; and

                  WHEREAS, the Tuboscope Parties and the Newpark Parties desire to define the terms of such relationship in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

         1.       Definitions.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "BEELP" has the meaning ascribed thereto in Section 3(a).

                  "Confidential Information" means, with respect to any Party, all confidential information relating to the business affairs, finances, products, services or intellectual property of such Party.

                  "Damages" has the meaning ascribed thereto in Section 6(a).

                  "Discloser" has the meaning ascribed thereto in Section 8(c).

                  "Effective Date" has the meaning ascribed thereto in
Section 5(a).

                  "Exception Areas" means those areas within the States of Texas, Louisiana, Mississippi, Alabama and Florida, including all territorial waters of such states and all federal and international waters of the Gulf of Mexico abutting such states, in which the Newpark Parties do not provide Waste Services on terms and at prices at least as favorable to the purchaser of such services as those offered by the primary participants in the Waste Services market in such areas.

                  "Final Closing Date" has the meaning ascribed thereto in
Section 3(d)(iii).

                  "Gulf Coast Market" means the States of Texas, Louisiana, Mississippi, Alabama and Florida, including all territorial waters of such states and all federal and international waters of the Gulf of Mexico abutting such states; provided, however, that the Gulf Coast Market does not include the Exception Areas.

                  "High Island Site" has the meaning ascribed thereto in Section 3(a).

                  "Marine Conveyance" means a ship, supply boat, barge, shipping container (including but not limited to a cutting box) or any other type of marine conveyance.

                  "Newpark Notice" has the meaning ascribed thereto in Section 3(d)(i).

                  "Newpark Option" has the meaning ascribed thereto in Section 3(d)(i).

                  "Party" and "Parties" have the meanings set forth in the preface above.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Recipient" has the meaning ascribed thereto in Section 8(c).

                  "Solids Control Services" means the business of selling and renting equipment used in, and providing services relating to, the separation and containment of solid drill cuttings from fluids used in oil and gas drilling processes.

                  "Subsidiary" means any corporation, partnership, limited liability company or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting power or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, general partners, managing members or the equivalent.

                  "Term" has the meaning ascribed thereto in Section 5(a).

                  "Tuboscope Interest" has the meaning ascribed thereto in
Section 3(c)(i).




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                  "Tuboscope Offer" has the meaning ascribed thereto in Section
3(c)(i).

                  "United States Market" means all states within the United States, including all state and territorial waters and the federal and international waters of the Gulf of Mexico and other approved offshore drilling regions of the United States, where oil and gas drilling and other energy well bores are drilled and production exists or where disposal well drilling and utility usage well bores are drilled, but excluding those areas of the United States in which the Tuboscope Parties do not provide Solids Control Services on terms and at prices at least as favorable to the purchaser of such services as those offered by the primary participants in the Solids Control Services market in such areas.

                  "Waste Services" means the business of processing and disposing of oilfield exploration and production waste, but excludes Solids Control Services.

         2.       Waste Services.

                  (a)    Waste Services Relationship.

                         (i)      Gulf Coast Market. Subject to the conditions
set forth herein, the Newpark Parties shall serve as the exclusive provider of Waste Services to the Tuboscope Parties in the Gulf Coast Market during the Term.

                         (ii)      Exception Areas. If the Tuboscope Parties
propose a Waste Services project in the Exception Areas, the Tuboscope Parties shall notify the Newpark Parties in writing of such proposal prior to commencement of the project. If the Tuboscope Parties propose to use a third party provider of Waste Services for such project, their notice to the Newpark Parties shall indicate the price and other payment terms offered by such third party. Upon such notice from the Tuboscope Parties, the Newpark Parties shall have ten days to match or beat the price and terms offered by the third party. If the Newpark Parties at least match such price and terms, then the Newpark Parties shall be the Waste Services provider for the project. If the Newpark Parties do not at least match the price and terms of such third party provider, the Tuboscope Parties shall be permitted to utilize the services of the third party provider for so long as such services are provided by the third party provider at prices and terms no less favorable to the Tuboscope Parties as those set forth in the notice to the Newpark Parties. Additionally, nothing herein shall prohibit the Tuboscope Parties from delivering waste to a customer (i.e., the owner of the waste) for the customer's disposal of the waste or to any third party provider of Waste Services who has been specifically designated by a Tuboscope Parties' customer; provided, however, that the Tuboscope Parties shall not recommend any Waste Services provider other than the Newpark Parties and shall provide Newpark with written notice of any delivery of waste to a third party specifically designated by the customer.

                  (b)      Pricing.

                           (i)     Temporary Disposal Pricing. Until such time
as the Tuboscope Parties have withdrawn from the Waste Services business in the Gulf Coast Market as provided herein, the Newpark Parties will provide disposal services for materials delivered by the Tuboscope Parties to Port Arthur, Texas by means of a barge at the following prices:





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

                                    (A)      if the barge is returned to service
for collection of waste by the Tuboscope Parties, $6.50 per barrel; and

                                    (B)      if the barge is returned to the
owner of such barge and removed from service for collection of waste, $4.50 per barrel.

                           (ii)     General Pricing. Except as set forth in
Section 2(b)(i), all prospective Waste Services projects governed by this Agreement shall be reviewed, priced, bid and submitted by the Newpark Parties. Pricing shall take into consideration appropriate quantity discounts on large projects as well as adjustments necessitated by special logistics. In all cases, pricing shall not exceed the following (excluding special handling, special services, cleaning or logistics required by the Tuboscope Parties, which will be billed at the Newpark Parties' published list price):

                                    (A)      for waste disposal, 95% of the
Newpark Parties' current published list price;

                                    (B)      for services and dock charges, 95%
of the Newpark Parties' current published list price; and

                                    (C)      for cutting boxes, $4.75 per barrel
of designed capacity (stevedoring charge).

                           (iii)    No Superior Terms. The Newpark Parties
hereby represent and warrant that the above pricing terms, taken as a whole, are at least as favorable to the Tuboscope Parties as the pricing terms for Waste Services currently in effect with respect to, and being offered by the Newpark Parties or their Subsidiaries to, any other customer or prospective customer of the Newpark Parties or their Subsidiaries in the Gulf Coast Market. Moreover, the Newpark Parties shall not during the term of this Agreement offer Waste Services in the Gulf Coast Market to any other party on terms superior (from the standpoint of the other party) to the terms set forth above without also concurrently offering such terms to the Tuboscope Parties. If the Newpark Parties offer such superior terms to the Tuboscope Parties and the Tuboscope Parties accept such terms, the Newpark Parties and the Tuboscope Parties shall enter into an amendment to this Agreement to reflect such superior terms.

                  (c)      Representations and Covenants of the Tuboscope
Parties.

                           (i)      Discontinued Operations. The Tuboscope
Parties represent and warrant that, except for the operations of BEELP, they and their Subsidiaries have discontinued their Waste Services operations in the Gulf Coast Market.

                           (ii)     Authority, No Conflict; Enforceability: Each
of the Tuboscope Parties hereby represents and warrants as follows: (1) it has the full authority and legal right to carry out the terms of this Agreement; (2) the terms of this Agreement will not violate the terms of any material agreement, contract or other instrument to which it is a party and no consent or authorization of any other person is required in order for it to enter into and carry out the terms of this Agreement; (3) it has taken all corporate and other action necessary to authorize the execution and delivery of this Agreement; and
(4) this Agreement is a legal, valid and binding





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obligation of such Tuboscope Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

                           (iii)    No Solicitation. From the Effective Date
until the end of the Term, the Tuboscope Parties shall not actively solicit any Waste Services business in the Gulf Coast Market.

                           (iv)     Oilfield Waste Collection Stations.
From the Effective Date until the end of the Term, the Tuboscope Parties shall not operate, or provide marine transportation services for, oilfield waste collection stations in the Gulf Coast Market without the prior written consent of the Newpark Parties.

                           (v)      Exceptions. Notwithstanding
anything to the contrary herein, the Tuboscope Parties and their Subsidiaries are expressly permitted (A) to conduct Solids Control Services operations in the Gulf Coast Market and the Exception Areas and (B) to continue offering Waste Services through "on lease" disposal and thermal desorption technologies (e.g., cuttings reinjection, thermal desorption, land farming and land spreading, end of well pump downs and pit closures) to customers in the Gulf Coast Market and the Exception Areas.

                  (d) Existing Bids and Contracts. The Tuboscope Parties have delivered, or will promptly deliver, to the Newpark Parties all of the Tuboscope Parties' annual contracts and outstanding bids relating to Waste Services. The Newpark Parties will not be obligated to honor the terms of such contracts and bids; provided, however, that the Newpark Parties will consider exceptions for committed single-well drilling projects which were underway as of November 12, 1999. Each such annual contract and outstanding bid must be withdrawn by the Tuboscope Parties unless the Newpark Parties expressly consent to the continuance of such contract or bid.

         3.       Brandt Energy Environmental, L.P.

                  (a) Acknowledgement by the Newpark Parties. The Newpark Parties acknowledge that the Tuboscope Parties or their Subsidiaries are the majority owners of Brandt Energy Environmental, L.P. ("BEELP"), which operates a Waste Services business in the Gulf Coast Market, including the High Island injection disposal site (the "High Island Site"). The Newpark Parties further acknowledge that the Tuboscope Parties or their Subsidiaries have certain contractual obligations to the other owners of BEELP which could result in the High Island Site remaining in competition with the Newpark Parties under separate management. Nothing herein shall prevent the Tuboscope Parties or their Subsidiaries from fulfilling their contractual obligations to the other owners of BEELP.

                  (b) Covenants by the Tuboscope Parties. As soon as practical after the Effective Date, to the extent consistent with their contractual obligations, the Tuboscope Parties will, and will cause their Subsidiaries to, use their best efforts to cease an active role in the management of BEELP and to cease providing financial support to BEELP.

                  (c)      Right of First Refusal.



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

                           (i)      Restrictions on Transfer. The Tuboscope
Parties may not transfer their interest in the High Island Site (the "Tuboscope Interest") to any third party which is not affiliated with a Tuboscope Party without first offering such interest to the Newpark Parties. Prior to transferring the Tuboscope Interest to a proposed third party, the Tuboscope Parties shall provide to Newpark a written offer to transfer to the Newpark Parties the Tuboscope Interest on terms (including price terms) no less favorable than those offered to the proposed third party (a "Tuboscope Offer"). The written offer shall set forth the proposed amount and form of consideration and terms and conditions of payment for the Tuboscope Interest.

                           (ii)     Option to Purchase. Upon Newpark's receipt
of a Tuboscope Offer, the Newpark Parties shall have the option, for a period of 30 days, to purchase the Tuboscope Interest by delivering written notice of their exercise of the option to Tuboscope. If the Newpark Parties do not deliver such notice of exercise within the 30-day period described above, the Tuboscope Parties shall have the right for a period of 90 days after the expiration of such 30-day period (or, if sooner, after written waiver by the Newpark Parties of their option to purchase) to offer for sale, and to sell, the Tuboscope Interest to a third party, but only at a price per share and on terms and conditions no less favorable to the purchaser than those set forth in the Tuboscope Offer.

                           (iii)    Claims. If the Newpark Parties elect to
purchase the Tuboscope Interest pursuant to this Section 3(c), the closing of such purchase shall take place on or before the fifteenth day following the date the Newpark Parties deliver their notice of exercise (or, if such date is not a business day, the next succeeding business day) or on such other date as Tuboscope and Newpark agree, but in no case more than 90 days after the date the Newpark Parties deliver their notice of exercise.

                           (iv)     Expiration. The right of first refusal
provided for in this Section 3(c) shall terminate on the third anniversary of this Agreement.

                  (d)      Purchase Option.

                           (i)      General Terms. Subject to the consent of the
other owners of BEELP, the Tuboscope Parties hereby grant to the Newpark Parties a two-year option (the "Newpark Option") to purchase the Tuboscope Interest on an "AS IS" basis (but subject to customary representations, warranties and indemnification on behalf of the Tuboscope Parties) for fair market value (calculated in accordance with Section 3(d)(ii) below). To validly exercise this option, the Newpark Parties must provide written notice to the Tuboscope Parties of their intention to purchase the Tuboscope Interest (the "Newpark Notice") on or prior to the second anniversary of this Agreement. If the Newpark Parties do not provide the Newpark Notice to the Tuboscope Parties on or before the second anniversary of this Agreement, the Newpark Option shall expire and be of no further force or effect. The Tuboscope Parties agree to use commercially reasonable efforts to obtain the consent of the other owners of BEELP to the option granted hereby.

                           (ii)     Fair Market Value.




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

                                    (A)      For purposes of Section 3(d)(i)
above, the fair market value of the Tuboscope Interest shall be determined by agreement of the Newpark Parties and the Tuboscope Parties or by a certified appraiser appointed in accordance with this Section 3(d)(ii). If the Newpark Parties exercise the Newpark Option, the Newpark Parties and the Tuboscope Parties shall attempt to agree on the fair market value of the Tuboscope Interest. If the Tuboscope Parties and the Newpark Parties are unable to agree on such fair market value within 30 days after the date of the Newpark Notice, the fair market value of the Tuboscope Interest shall be determined by one or more independent certified appraisers, selected in accordance with this Section 3(d)(ii).

                                    (B)      If the fair market value of the
Tuboscope Interest is not determined by mutual agreement of the parties in accordance with Section 3(d)(ii)(A), then, within 60 days after the date of the Newpark Notice, the Tuboscope Parties and the Newpark Parties shall attempt to mutually designate one certified appraiser. If the Tuboscope Parties and the Newpark Parties mutually designate a certified appraiser within such 60-day period, then such certified appraiser shall determine the fair market value of the Tuboscope Interest. The fees and expenses of such certified appraiser shall be borne equally by the Tuboscope Parties, on the one hand, and the Newpark Parties, on the other hand.

                                    (C)      If the Tuboscope Parties are unable
to agree on a certified appraiser within such 60-day period, then within 75 days after the date of the Newpark Notice, the Tuboscope Parties shall designate one certified appraiser and the Newpark Parties shall designate another certified appraiser. In such case, the two certified appraisers shall independently appraise the Tuboscope Interest within 105 days after the date of the Newpark Notice. If the appraisals of the two certified appraisers are within a 10% range, then the average of such appraisals shall constitute the fair market value of the Tuboscope Interest. The fees and expenses of the appraiser designated by the Tuboscope Parties shall be borne by the Tuboscope Parties and the fees and expenses of the appraiser designated by the Newpark Parties shall be borne by the Newpark Parties.

                                    (D)      If there is a variance of greater
than 10% between any appraisals performed pursuant to Section 3(d)(ii)(c), then the two certified appraisers appointed pursuant to Section 3(d)(ii)(c) shall jointly appoint a third certified appraiser, or if they cannot agree to such appointment within 125 days after the date of the Newpark Notice, then the senior sitting Federal District Judge for the Southern District of Texas, Houston Division, on active status, acting in a nonjudicial capacity, shall appoint such certified appraiser on written request made by any Party. This certified appraiser shall determine the fair market value of the Tuboscope Interest. The fees and expenses of such certified appraiser shall be borne equally by the Tuboscope Parties, on the one hand, and the Newpark Parties, on the other hand.

                                    (E)      The fair market value of the
Tuboscope Interest as determined by this Section 3d(ii) shall in all cases be determined as of the date of the Newpark Notice, subject to any material adverse changes occurring since the date of the Newpark Notice.

                           (iii)    Closing. If the Newpark Parties exercise the
Newpark Option, they must complete the purchase of the Tuboscope Interest on or before the fifteenth day after the date that the fair market value of the Tuboscope Interest is determined in accordance with






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

Section 3(d)(ii) (the "Final Closing Date"). If the Newpark Parties fail to complete the purchase of the Tuboscope Interest by the Final Closing Date as a result of the failure by any of the Newpark Parties to perform its obligations in connection with such purchase, the Newpark Option will expire and be of no further force or effect. The closing of such purchase shall take place at the principal corporate office of Tuboscope. At such closing, the Tuboscope Parties shall assign and deliver to the Newpark Parties the appropriate instruments evidencing the Tuboscope Interest. The Newpark Parties shall deliver to the Tuboscope Parties the full consideration therefor specified in Section 3(d)(ii) in immediately available funds. Any transfer or similar taxes involved in such sale shall be paid by the Newpark Parties.

                           (iv)     No Prohibition on Sale. Nothing in this
Section 3(d) shall prohibit the Tuboscope Parties from selling or otherwise transferring the Tuboscope Interest to a third party subject to the restrictions of Section 3(c).

         4.       Solids Control Services.

                  (a)      Solids Control Relationship.

                           (i)      United States Market. Subject to the
conditions set forth herein, the Tuboscope Parties shall serve as the exclusive provider of Solids Control Services to the Newpark Parties in the United States Market.

                           (ii)     Exceptions. If the Newpark Parties propose a
Solids Control Service project in an area in which the Tuboscope Parties do not provide Solids Control Services on terms and at prices at least as favorable to the purchaser of such services as those offered by the primary participants in the Solids Control Services market in such area, the Newpark Parties shall notify the Tuboscope Parties in writing of such proposal prior to commencement of the project. If the Newpark Parties propose to use a third party provider of Solids Control Services for such project, their notice to the Tuboscope Parties shall indicate the price and other payment terms offered by such third party. Upon such notice from the Newpark Parties, the Tuboscope Parties shall have ten days to match or beat the price and terms offered by the third party. If the Tuboscope Parties at least match such price and terms, then the Tuboscope Parties shall be the Solids Control Service provider for the project. If the Tuboscope Parties do not at least match the price and terms of such third party provider, the Newpark Parties shall be permitted to utilize the services of the third party provider for so long as such services are provided by the third party provider at a price and terms no less favorable to the Tuboscope Parties as those set forth in the notice to the Newpark Parties. Additionally, nothing herein shall prohibit the Newpark Parties from using a third party provider of Solids Control Services who has been specifically designated by a Newpark Parties' customer; provided, however, that the Newpark Parties shall not recommend any Solids Control Services provider other than the Tuboscope Parties and shall provide the Tuboscope Parties with written notice of any delivery of waste to a third party specifically designated by the customer.

                  (b)      Pricing.

                  (i) General Pricing. All prospective Solids Control Services projects governed by this Agreement shall be reviewed, priced, bid and submitted by the Tuboscope





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

Parties. Pricing shall take into consideration appropriate quantity discounts on large projects as well as adjustments necessitated by special logistics. In all cases, the percentage discounts off published list prices to the Newpark Parties shall equal or exceed the discounts listed on Exhibit A. Exhibit A also contains a compilation of Tuboscope's recent published list prices. It is acknowledged that the prices listed on Exhibit A may be raised by Tuboscope from time to time.

                  (ii) Special Pricing on Newpark Minimization Management Projects. Notwithstanding the foregoing, on each "minimization management" project of the Newpark Parties, the Tuboscope Parties shall offer to the Newpark Parties Solids Control Services with pricing at 10% below the "bid pricing" offered to the customer on such project; provided that such "bid pricing" must be reasonably acceptable to the Tuboscope Parties.

                  (iii) No Superior Terms. The Tuboscope Parties hereby represent and warrant that the above pricing terms, taken as a whole, are at least as favorable to the Newpark Parties as the pricing terms for Solids Control Services currently in effect with respect to, and being offered by the Tuboscope Parties or their Subsidiaries to, any other customer or prospective customer of the Tuboscope Parties or their Subsidiaries in the United States Market, except for those offered by Tuboscope's subsidiary, Advanced Wire Cloth, Inc., with respect to replacement screens for shakers. Moreover, the Tuboscope Parties shall not during the term of this Agreement offer Solids Control Services in the United States Market to any other party on terms superior (from the standpoint of the other party) to the terms set forth above without also concurrently offering such terms to the Newpark Parties. If the Tuboscope Parties offer such superior terms to the Newpark Parties and the Newpark Parties accept such terms, the Newpark Parties and the Tuboscope Parties shall enter into an amendment to this Agreement to reflect such superior terms.

         (c)      Representations and Covenants of the Newpark Parties.

                  (i) Discontinued Operations. The Newpark Parties represent and warrant that they and their Subsidiaries have discontinued their Solids Control Services operations in the United States Market.

                  (ii) Authority; No Conflict; Enforceability. Each of the Newpark Parties hereby represents and warrants as follows: (1) it has the full authority and legal right to carry out the terms of this Agreement; (2) the terms of this Agreement will not violate the terms of any material agreement, contract or other instrument to which it is a party and no consent or authorization of any other person is required in order for it to enter into and carry out the terms of this Agreement; (3) it has taken all corporate and other action necessary to authorize the execution and delivery of this Agreement; and
(4) this Agreement is a legal, valid and binding obligation of such Newpark Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.




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

                           (iii)    No Solicitation. From the Effective Date
until the end of the Term, the Newpark Parties shall not actively solicit any Solids Control Services business in the United States Market.

                           (iv)     Exceptions. Notwithstanding anything to the
contrary herein, the Newpark Parties and their Subsidiaries are expressly permitted to directly participate in minimization management and drilling fluids projects (i) at rig sites at which they utilize the products and services of the Tuboscope Parties and (ii) at all projects in which the Tuboscope Parties do not at least match the price and terms of the third party provider as set forth in
Section 4(a)(ii).

                  (d) Canadian Market. The Parties shall use their best efforts to enter into an alliance with respect to Solids Control Services in Canada on substantially the same terms as those relating to the United States Market set forth herein.

                  (e) Existing Bids and Contracts. The Newpark Parties have delivered, or will promptly deliver, to the Tuboscope Parties all of the Newpark Parties' annual contracts and outstanding bids relating to Solids Control Services. The Tuboscope Parties will not be obligated to honor the terms of such contracts and bids; provided, however, that the Tuboscope Parties will consider exceptions for committed single-well drilling projects which were underway as of November 12, 1999. Each such annual contract and outstanding bid must be withdrawn by the Newpark Parties unless the Tuboscope Parties expressly consent to the continuance of such contract or bid.

         5.       Term and Termination.

                  (a) Term. This Agreement shall be effective on the date of this Agreement (the "Effective Date") and shall continue in effect from the Effective Date until three years thereafter unless terminated earlier pursuant to the provisions of this Section 5 or extended by mutual consent of the parties. Thereafter, this Agreement shall automatically renew for successive one year terms unless either party provides the other with written notice of its intention to terminate this Agreement at least 90 days prior to the expiration of the then-current term. The period in which this Agreement is in effect is referred to herein as the "Term."

                  (b) Termination by Mutual Consent. The Parties may terminate this Agreement upon the unanimous consent of the Parties.

                  (c) Termination by Tuboscope. Tuboscope will have the right to terminate this Agreement immediately upon written notice to Newpark at any time if:

                           (i)      Any Newpark Party is in material breach of
(i) any material term, condition or covenant of this Agreement or (ii) its payment obligations under any other contract with a Tuboscope Party related to Solids Control Services, and, in either case, fails to cure that breach within 30 days after written notice of such breach.

                           (ii)     Newpark: (A) becomes insolvent; (B) admits
in writing to insolvency or inability to pay its debts or perform its obligations as they mature; or (C) makes an assignment for the benefit of creditors.

                  (d) Termination by Newpark. Newpark will have the right to terminate this Agreement immediately upon written notice to Tuboscope at any time if:

                           (i)      Any Tuboscope Party is in material breach of
(i) any material term, condition or covenant of this Agreement or (ii) its payment obligations under any other contract with a Newpark Party related to Waste Services and, in either case, fails to cure that breach within 30 days after written notice of such breach.

                           (ii)     Tuboscope: (A) becomes insolvent; (B) admits
in writing to insolvency or inability to pay its debts or perform its obligations as they mature; or (C) makes an assignment for the benefit of its creditors.

                  (e) Effect of Termination. If any Party terminates this Agreement pursuant to this Section 5, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

                  (f) Survival of Certain Provisions. Sections 6 and 8 shall survive the termination of this Agreement.

         6.       Indemnification.

                  (a) Indemnification by the Tuboscope Parties. The Tuboscope Parties shall indemnify, defend and hold harmless the Newpark Parties and the Newpark Parties' affiliates, stockholders, members, directors, officers, employees, contractors, agents and other representatives from all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) (collectively, "Damages") of every kind (i) directly caused by the provision by the Tuboscope Parties of Solids Control Services pursuant to this Agreement and (ii) arising from or related to any breach by the Tuboscope Parties of any of their obligations under this Agreement.

                  (b) Indemnification by the Newpark Parties. The Newpark Parties shall indemnify, defend and hold harmless the Tuboscope Parties and the Tuboscope Parties' affiliates, stockholders, members, directors, officers, employees, contractors, agents and other representatives from all Damages of every kind (i) directly caused by the provision by the Newpark Parties of Waste Services pursuant to this Agreement and (ii) arising from or related to any breach by the Newpark Parties of any of their obligations under this Agreement.

         7.       Insurance.

                  (a) Tuboscope Parties. The Tuboscope Parties agree to maintain fire and casualty, general liability and product liability insurance coverage covering their Solids Control Services operations hereunder throughout the Term, which coverage shall be from reputable insurance carriers and shall be in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar hazards.

                  (b) Newpark Parties. The Newpark Parties agree to maintain fire and casualty, general liability and product liability insurance coverage covering their Waste Services operations hereunder throughout the Term, which coverage shall be from reputable insurance carriers and shall be in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar hazards.

         8.       Miscellaneous.

                  (a) Payment Terms. All invoices and other charges payable hereunder will be paid solely in United States Dollars. If conversion from other currencies is required for any purpose, the mid-market, mid-day rate as posted by Reuters shall apply. All invoices will be due and payable in full within 30 days after receipt. Any amounts disputed in good faith and the reasons therefor shall be reported within 15 days after receipt of the applicable invoice, and the Parties agree to work diligently to resolve the dispute within 30 days of the receipt of the notice of dispute. Invoices that are not paid within 30 days, other than those for which a dispute has been reported in good faith, shall be assessed a late payment charge at the rate of 1.5% per month on the unpaid invoice, retroactive to the date of invoice.

                  (b) Press Releases and Public Announcements. Neither the Tuboscope Parties, on the one hand, or the Newpark Parties, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise Tuboscope or Newpark, as appropriate, prior to making the disclosure).

                  (c) Confidentiality. In the performance of or otherwise in connection with this Agreement, any party ("Discloser") may disclose to any other party ("Recipient") certain Confidential Information of the Discloser. The Recipient will treat such Confidential Information as confidential and proprietary of the Discloser and during and after the Term will:

                           (i)      use the Confidential Information of the
Discloser solely for the purposes set forth in this Agreement;

                           (ii)     take suitable precautions and measures to
maintain the confidentiality of the Confidential Information of the Discloser;
and

                           (iii)    not disclose or otherwise furnish the
Confidential Information of the Discloser to any third party other than employees or independent contractors of the Recipient who have a need to know the Confidential Information to perform its obligations under this Agreement, provided such employees or independent contractors are obligated to maintain the confidentiality of the Confidential Information.

                           (iv)     The obligations under this Section 8(c) will
not apply to any: (i) use or disclosure of any information pursuant to the exercise of the Discloser's rights under this Agreement; (ii) information that is now or hereafter becomes generally known or available to the public other than through a violation of this Agreement; (iii) information that is obtained by the Recipient from a third party (other than in connection with this Agreement) who was not under any obligation of secrecy or confidentiality with respect to such information;

(iv) information that is independently developed by the Recipient without reference to any Confidential Information and such independent development can be shown by documentary evidence; (v) any disclosure required by applicable law, provided that the Recipient will use reasonable efforts to give advance notice to and cooperate with the Discloser in connection with any such disclosure; and
(vi) any disclosure made with the consent of the Discloser. The Recipient shall promptly return to the Discloser or destroy all copies of any Confidential Information of the Discloser in its possession or control upon request, or in any event, upon any termination or expiration of the Term.

                  (d) No Agency. Each of the Tuboscope Parties, on the one hand, and the Newpark Parties, on the other hand, will act as an independent contractor hereunder, and neither will (i) have authority or represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other, or (ii) represent the other as an agent, employee or in any other capacity. Neither execution nor performance of this Agreement shall be construed to have established any agency, joint venture or partnership.

                  (e) Force Majeure. If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a Party, the Party so affected, upon giving prompt notice to the other Parties, shall be excused from such performance to the extent of such prevention, restriction or interference. In the event of any such prevention, restriction or interference, the party affected shall promptly notify the other party in writing and shall use all commercially reasonable efforts to overcome the event or circumstance causing the prevention, restriction or interference as soon as practicable. In addition, if a party's performance is excused pursuant to this Section 8(e), the other party may take any steps deemed reasonably necessary to secure the services of a third party to replace the services previously provided by the non-performing party for so long as such prevention, restriction or interference shall remain and for a reasonable period of time thereafter if necessary to secure such replacement services.

                  (f) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (g) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (h) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that any Party may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases such Party nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any Party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other Parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

                  (j) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (k) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to any          Newpark Resources, Inc.
                  Newpark Party:     3850 North Causeway Boulevard, Suite 1770
                                     Metairie, Louisiana 70002-1752
                                     Attention:  Chief Financial Officer
                                     Telecopy: (504) 833-9506

                  Copy to:           Ervin, Cohen & Jessup LLP
                                     9401 Wilshire Blvd., 9th Floor
                                     Beverly Hills, CA 90212-2974
                                     Attn:  Bertram K. Massing, Esq.
                                     Telecopy: (310) 859-2325

                  If to any          Tuboscope Inc.
                  Tuboscope Party:   2835 Holmes Road
                                     Houston, Texas 77051
                                     Attention:  Chief Financial Officer
                                     Telecopy: (713) 799-5227

                  Copy to:           Latham & Watkins
                                     650 Town Center Drive, 20th Floor
                                     Costa Mesa, California 92626
                                     Attention:  Patrick T. Seaver, Esq.
                                     Telecopy: (714) 755-8290

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (l) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                  (m) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Tuboscope and Newpark. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (n) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (o) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (p) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                  (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Houston, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Nothing in this Section 8(q), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  (r) Remedies Not Exclusive. Except as specifically provided for elsewhere in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by a party will not constitute a waiver of the right to pursue other available remedies.


                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                         TUBOSCOPE INC., a
                         Delaware corporation


                         By:
                            ---------------------------------------
                         Name:
                         Title:


                         TUBOSCOPE VETCO INTERNATIONAL, INC., a
                         Texas corporation


                         By:
                            ---------------------------------------
                         Name:
                         Title:


                         NEWPARK RESOURCES, INC., a
                         Delaware corporation


                         By:
                            ---------------------------------------
                         Name:
                         Title:


                         NEWPARK DRILLING FLUIDS, L.L.C.,
                         a Texas limited liability company


                         By:
                            ---------------------------------------
                         Name:
                         Title:



                         NEWPARK ENVIRONMENTAL SERVICES,
                         L.L.C., a Louisiana limited
                         liability company


                         By:
                            ---------------------------------------
                         Name:
                         Title:

                                   EXHIBIT A

                              ALLIANCE PRICE SHEET
                              --------------------